UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006

0-15898

(Commission File Number)

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2623104
(State of Incorporation)	(IRS Employer Identification Number)

555 Turnpike Street, Canton, Massachusetts 02021

(Address of registrant’s principal executive office)

(781) 828-9300

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 Results of Operations and Financial Condition

On March 30, 2006, Casual Male Retail Group, Inc. (the “Company”) issued a press release revising its previously announced results of operations for the fourth quarter and fiscal year 2005. The revised press release was issued to change the Company’s fourth quarter of fiscal 2005 weighted average shares outstanding, on a dilutive basis, to include the impact of the Company’s convertible securities due to their dilutive impact on the fourth quarter. Net income for the fourth quarter of 2005 was not impacted by this change. For the fourth quarter of fiscal 2005, the weighted average shares outstanding were originally reported at 35.8 million with a corresponding diluted earnings of $0.38 per share. The adjusted weighted average shares outstanding are 45.1 million with a corresponding diluted earnings for the fourth quarter of fiscal 2005 of $0.33 per share. Diluted earnings per share for fiscal 2005 and basic earnings per share for both the fourth quarter and fiscal year 2005 were not affected by this revision.

A copy of the revised press release is attached hereto as Exhibit 99.1.

The press release contains certain non-GAAP measures which the Company believes is important for investors to help gain a better understanding of the Company. The release includes a reconciliation of such non-GAAP measures.

ITEM 9.01 Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
99.1	Revised Press Release announcing results of operations for the fourth quarter and fiscal year ended January 28, 2006 for Casual Male Retail Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

By:	/s/ Dennis R. Hernreich
Name:	Dennis R. Hernreich
Title:	Executive Vice President and Chief Financial Officer

Date: March 30, 2006